UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2020

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

Effective March 30, 2020, interest rates on the LendingClub Corporation (“LendingClub”) platform have been updated to reflect an increase of between 2.0% and 4.0% for loan grades A1 – D5.

In addition, LendingClub expects to publish a blog post on March 30, 2020, entitled “Investor Update: Federal Stimulus Package & Help for Borrowers” (the “Blog Post”). A copy of the Blog Post is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Set forth below is a chart showing the interest rates assigned to standard program loans for each of the LendingClub loan grades.

Loan Grade	Interest Rate
A1	8.46%
A2	9.02%
A3	9.56%
A4	10.19%
A5	10.81%
B1	13.33%
B2	14.02%
B3	14.71%
B4	15.40%
B5	16.08%
C1	17.30%
C2	18.24%
C3	19.12%
C4	19.95%
C5	20.74%
D1	22.62%
D2	24.55%
D3	27.05%
D4	29.65%
D5	30.99%

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Blog Post dated March 30, 2020
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	March 30, 2020	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Corporate Secretary
(duly authorized officer)